Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-177164, 333-177163 and 333-177145) of Fortune Brands Home & Security, Inc. of our report dated February 22, 2012 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 22, 2012